Exhibit 4.3
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SEE REVERSE SIDE.

12% MANDATORILY CONVERTIBLE
PREFERRED STOCK
QUINTANA MARITIME LIMITED
INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY

CUSIP Y7169G 12 5
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that
SPECIMEN
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE 12% MANDATORILY CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF
Quintana Maritime Limited
(hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     The Corporation will furnish without charge to each shareholder who so requests a full statement of the designations, preferences, limitations and relative rights of each class of stock or series thereof of the Corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the Corporation or to the transfer agent.
     This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Restated and Amended Articles of Incorporation of the Corporation and Statement of Designations providing for the issue of shares of the 12% Mandatorily Convertible Preferred Stock (copies of which are on file with the office of the Secretary of the Corporation) to all of which the holder by acceptance hereof assents. The 12% Mandatorily Convertible Preferred Stock represented by this certificate is non-voting.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

CHIEF EXECUTIVE OFFICER

(SEAL)

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR
By
AUTHORIZED SIGNATURE
AMERICAN BANK NOTE COMPANY

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to Minors
		survivorship and not as tenants			Act

		in common				(State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                                                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint.

Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

Signature(s):

X

X

Signature(s) Guaranteed	NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) AND (7) OF RULE 501 UNDER THE SECURITIES ACT OR AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) WHO IS AN OFFICER OR DIRECTOR OF THE CORPORATION AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT OF THE TYPE REFERRED TO IN CLAUSE (1) ABOVE THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE CORPORATION’S OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT, AND SHALL OTHERWISE COMPLY WITH THE REQUIREMENTS OF THE SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THIS SECURITY WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $93.75 AMOUNT OF THE CORPORATION’S 12% MANDATORILY CONVERTIBLE PREFERRED STOCK AND FOUR CLASS A WARRANTS TO PURCHASE A SHARE OF THE CORPORATION’S COMMON STOCK. PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND (III) SUCH DATE AS DAHLMAN ROSE & COMPANY, LLC IN ITS SOLE DISCRETION SHALL DETERMINE, THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR CONVERTED SEPARATELY FROM EACH OTHER, BUT MAY BE TRANSFERRED OR CONVERTED ONLY AS A UNIT.